              As filed with the Securities and Exchange Commission
                                on May 23, 1994
                                                      Registration No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            GENETICS INSTITUTE, INC.
               -------------------------------------------------
               (Exact name of issuer as specified in its charter)

             DELAWARE                               04-2718435
  -------------------------------               ------------------
  (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)               Identification No.)

87 CAMBRIDGEPARK DRIVE, CAMBRIDGE, MASSACHUSETTS     02140
- ------------------------------------------------   ----------
    (Address of Principal Executive Offices)       (Zip Code)

                       1991 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------
                            (Full title of the plan)

                              MARK G. BORDEN, ESQ.
                                 HALE AND DORR
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                    ---------------------------------------
                    (Name and address of agent for service)

                                 (617) 526-6000
         ------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

===============================================================================
                        CALCULATION OF REGISTRATION FEE

                               Proposed   Proposed
Title of                       maximum    maximum
securities         Amount      offering   aggregate     Amount of
to be              to be       price      offering      registration
registered         registered  per share  price         fee
- ----------         ----------  ---------  ---------     ------------
Depositary Shares,   300,000   $43.125(1) $12,937,500(1)  $4,461.21
each representing    shares
one share of
Common Stock,
$.01 par value,
subject to a call
option and
evidenced by a
depositary
receipt
- ---------------------------------------------------------------------

Common Stock,
$.01 par value            (2)      N/A            N/A          (3)
- ---------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq
     National Market on May 17, 1994 in accordance with
     Rules 457(c) and 457(h) of the Securities Act of 1933.

(2) Such number of shares of Common Stock as are represented by the Depositary Shares registered hereby.

(3)  Because the Common Stock is issued for no consideration, no registration fee is required with respect thereto.
- ---------------------------------------------------------------------

  PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The information required by Part I is included in documents sent or given to participating employees of the 1991 Employee Stock Purchase Plan of Genetics Institute, Inc. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       Item 3.  Incorporation of Certain Documents by Reference.
                ------------------------------------------------

       The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this Prospectus by reference:

            (1) The Registrant's latest annual report, as amended, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b), or otherwise, under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

            (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in
       (1) above.

            (3) The description of the common stock of the Registrant, par value $.01 per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            (4) The description of the depositary shares of the Registrant, each representing one share of Common Stock, subject to a call option and evidenced by a depositary receipt (the "Depositary Shares"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            (5) The Registrant's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders.

            (6) Information as to stock options, including the amount outstanding, exercises, prices and expiration dates, included in the Registrant's definitive proxy statement, described in (4) above and which will be included in the future either in the Registrant's proxy statements, annual reports or appendices to the prospectus.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

       Item 4.  Description of Securities.
                -------------------------

            Not applicable.

       Item 5.  Interests of Named Experts and Counsel.
                --------------------------------------

            Not applicable.

       Item 6.  Indemnification
                ---------------

       Article TENTH of the Company's Restated Certificate of Incorporation provides that no director of the Company shall be liable for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination of limitation of liability of directors for breach of fiduciary duty.

       Article ELEVENTH of the Company's Restated Certificate of Incorporation provides that a director or officer of the Company
  (a) shall be indemnified by the Company against all costs, charges, expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of Genetics Institute) brought against such person by virtue of such person's position as a director or officer of the Company if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, has no reasonable cause to believe such person's conduct was unlawful and (b) shall be indemnified by the Company against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred in connection with any action by or in the right of the Company brought against such person by virtue or such person's position as a director or officer of the Company if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any such matters as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication, in view of all of the circumstances, such person is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, such person is required to be indemnified by the Company against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. Expenses shall be advanced to a director or officer at such person's request, provided that such person undertakes to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification or such expenses.

       Indemnification is required to be made unless a majority of a quorum of the disinterested directors of the Board of Directors, or if no such quorum is met, independent legal counsel determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by a majority of a quorum of the disinterested directors of the Board of Directors or, if no such quorum is met, independent legal counsel that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Company fails to make a determination within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Company notice of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

       Article ELEVENTH of the Company's Restated Certificate of Incorporation further provides that the indemnification set forth therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Company must indemnify those persons to the fullest extent permitted by such laws as so amended.

       Substantially similar indemnification provisions are contained in the By-laws of the Company.

       Item 7.  Exemption from Registration Claimed
                -----------------------------------

            Not applicable.

       Item 8.  Exhibits.
                --------

            The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

       Item 9.  Undertakings.
                ------------

            1.   The Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section
       10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
       Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
  Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
  Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

       3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

       Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on the 23rd day of May, 1994.


                                     GENETICS INSTITUTE, INC.


                                         GABRIEL SCHMERGEL
                                     By: __________________________
                                         Gabriel Schmergel
                                         President and
                                         Chief Executive Officer






                          POWER OF ATTORNEY

       We, the undersigned officers and directors of Genetics Institute, Inc. hereby severally constitute Gabriel Schmergel, Garen G. Bohlin and Lawrence V. Stein, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Genetics Institute, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                     Title
       ---------                     -----


     GABRIEL SCHMERGEL      President, Chief           )
- -------------------------   Executive Officer and      )
     Gabriel Schmergel      Director (Principal        )
                            Executive Office)          )
                                                       )
                                                       )
      GAREN G. BOHLIN       Executive Vice President   )
- -------------------------   (Principal Financial and   )
      Garen G. Bohlin       Accounting Officer)        )
                                                       )
                                                       )
      BENNO C. SCHMIDT      Chairman of the Board and  )
- -------------------------   Director                   )
      Benno C. Schmidt                                 )
                                                       )
                                                       )
                                                       )
- -------------------------   Director                   )
      James G. Andress                                 )  May 23, 1994
                                                       )
                                                       )
      ANTHONY B. EVNIN      Director                   )
- -------------------------                              )
      Anthony B. Evnin                                 )
                                                       )
                                                       )
        FRED HASSAN         Director                   )
- -------------------------                              )
        Fred Hassan                                    )
                                                       )
                                                       )
                                                       )
- -------------------------   Director                   )
     Thomas P. Maniatis                                )
                                                       )
                                                       )
       ROBERT I. LEVY       Director                   )
- -------------------------                              )
       Robert I. Levy                                  )
                                                       )

                             EXHIBIT INDEX
                             -------------

Exhibit
Number       Description                                         Page
- -------      -----------                                         ----
3.(i)     Restated Certificate of Incorporation (1)              --

3.(ii)    Restated By-laws of the Registrant (2)                 --

  5.1     Opinion of Hale and Dorr.

 23.1     Consent of Hale and Dorr (included in Exhibit 5.1).    --

 23.2     Consent of Arthur Andersen.                            --

 23.3     Consent of Coopers & Lybrand.                          --

 24.1     Power of Attorney (included in the signature
          pages of this Registration Statement).                 --




  ______________________
  (1)  Filed as an Exhibit to the Registrant's Annual Report on
       Form 10-K for the year ended November 30, 1990 and incorporated herein by reference.

  (2)  Filed as an Exhibit to the Registrant's Registration
       Statement on Form S-1 (File No. 33-14013) on May 5, 1987 and incorporated herein by reference.